UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

SOMERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5383 Hollister Avenue

Santa Barbara, California 93111

(Address of principal executive offices, including zip code)

(805) 681-3322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2004, Somera Communications, Inc. (“Somera”) announced that Glenn O’Brien will resign and depart from his position as Somera’s Managing Director, Sales-Central and Vice President, Business Development, effective on December 31, 2004.

In connection with Mr. O’Brien’s resignation, on November 8, 2004, Somera and Mr. O’Brien entered into a Transition Agreement and General Release (the “Transition Agreement”), providing that, among other things, until December 31, 2004, Mr. O’Brien will continue to fulfill certain duties and responsibilities of his current position.

The Transition Agreement also contains provisions that amend and supersede Mr. O’Brien’s employment agreement with Somera (the “Employment Agreement”), requiring Somera to provide Mr. O’Brien, subject to certain conditions, (i) continued severance payments equal to six months’ of Mr. O’Brien’s base salary, and (ii) a waiver of the cost for Mr. O’Brien’s continued group medical coverage for a period of up to six months should Mr. O’Brien exercise his right to continue coverage under COBRA. Furthermore, in the Transition Agreement, Mr. O’Brien released Somera (and its affiliates and other persons) from any and all claims he might have.

The Transition Agreement is filed as Exhibit 10.1 hereto and the Employment Agreement was filed with the SEC as an exhibit to Somera’s quarterly report on Form 10-Q on April 28, 2004. The Transition Agreement and the Employment Agreement are incorporated herein by reference and the descriptions thereof contained herein are subject in all respects to the terms and provisions of such agreements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement and General Release by and between Glenn O’Brien and Somera Communications, Inc., dated November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

By:	/S/ DAVID W. HEARD
David W. Heard President and Chief Executive Officer

Date: November 8, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement and General Release by and between Glenn O’Brien and Somera Communications, Inc., dated November 8, 2004.